EXHIBIT 99.4

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO ITEM 8.A.4 OF FORM 20-F

[●], 2024

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by Squirrel Enlivened International Co., Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “PubCo”), relating to a proposed business combination of Horizon Space Acquisition I Corp., a Cayman Islands exempted company (“HSPO”), PubCo, Squirrel Enlivened Technology Co., Ltd, a Cayman Islands exempted company limited by shares and the sole parent of PubCo (the “HoldCo”), and Squirrel Enlivened Overseas Co., Ltd, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo (the “Merger Sub”), pursuant to a business combination agreement dated as of September 16, 2024 (as may be amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among HSPO, PubCo, HoldCo, and Merger Sub, which will include audited financial statements of the PubCo, the PubCo represents to the Securities and Exchange Commission that:

1. PubCo is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2. Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the Registration Statement is impracticable and involves undue hardship for each of HSPO and PubCo.

3. At the time the Registration Statement is declared effective, PubCo will have audited financial statements not older than fifteen months.

PubCo is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Squirrel Enlivened International Co., Ltd

By:
	Name:	Angxiong Zhao
	Title:	Director and Chief Executive Officer

[Signature Page to Item 8.A Representation]